Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, the undersigned officer of Square 1 Financial, Inc. (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the period ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 20, 2015	/s/ Patrick Oakes
Patrick Oakes
Executive Vice President and Chief Financial Officer (principal financial and accounting officer)